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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Health Care Property Investors, Inc. of our report dated March 24, 2006 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of CNL Retirement Properties, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts."

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
August 2, 2006

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CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM